============================================================================

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                     ----------------------------------

                                  FORM 8-K


                               CURRENT REPORT


   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (date of earliest event reported): JANUARY 27, 2005


                            ANGELICA CORPORATION
           (Exact name of registrant as specified in its charter)


           MISSOURI                       1-5674               43-0905260
 (State or other jurisdiction           (Commission         (I.R.S. Employer
       of incorporation)                File Number)       Identification No.)


      424 SOUTH WOODS MILL ROAD
       CHESTERFIELD, MISSOURI                                  63017-3406
(Address of principal executive offices)                       (Zip Code)


                               (314) 854-3800
            (Registrant's telephone number, including area code)


                               NOT APPLICABLE
        (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


============================================================================


ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

AMENDED AND RESTATED LOAN AGREEMENT
-----------------------------------

                  On January 27, 2005, Angelica Corporation (the "Company") entered into an Amended and Restated Loan Agreement (the "Amended Loan Agreement") with LaSalle Bank National Association, Wells Fargo Bank, N.A., UMB Bank, National Association, National City Bank of the Midwest and Union Planters Bank, N.A., as participating banks in the lending group. The Amended Loan Agreement is an expandable $150 million, five-year revolving credit and term loan facility that replaces the Company's former credit facility. The revolving credit facility is expandable from $100 million to $125 million upon the Company's notice to the lending group on or prior to January 27, 2008, subject to continuing compliance by the Company with the terms of the Amended Loan Agreement. The Amended Loan Agreement also creates a new $50 million term note facility for the Company.

                  As of January 27, 2005, no amount was outstanding under the term note facility and the Company had approximately $67.4 million outstanding under its revolving credit facility. The annual fees and interest rates to be charged in connection with the credit facility and the outstanding principal balance are variable based upon the Company's consolidated leverage ratios.

                  The Amended Loan Agreement contains administrative covenants that are ordinary and customary for similar credit facilities. The credit facility also includes financial covenants, including requirements for the Company to comply on a consolidated basis with a maximum ratio of funded indebtedness to earnings before interest, taxes, depreciation and amortization (EBITDA), a minimum ratio of EBITDA to fixed charges and a minimum level of net worth. The obligations of the Company under the Loan Agreement are guaranteed by the Company's subsidiaries.

                  The foregoing summary is qualified in its entirety by the Amended Loan Agreement, a copy of which is filed as Exhibit 10 to this Current Report on Form 8-K.

AMENDED EXECUTIVE STOCK OPTION
------------------------------

                  On January 27, 2005, the Compensation and Organization Committee of the Company's Board of Directors, authorized an amendment to the Nonqualified Stock Option Agreement, dated September 15, 2003, between the Company and Stephen M. O'Hara. Under the stock option agreement, Mr. O'Hara was granted options to purchase fifty thousand shares of the Company's common stock at an exercise price of $30.00 per share. The options were to vest and become exercisable at such time as the closing price of the Company's common stock on the New York Stock Exchange was at least $30.00 per share for five consecutive trading days. Pursuant to the amendment to the stock option agreement, these shares vested and became exercisable immediately. The option price remains $30.00 per share. No other terms of the stock option agreement or the options were modified. The stock option agreement was filed as Exhibit 10.5 to the Company's quarterly report on Form 10-Q for the quarter ended October 25, 2003.



ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

                  The information set forth under the caption "Amended and Restated Loan Agreement" in Item 1.01 of this Current Report of Form 8-K is incorporated herein by this reference.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits


         Exhibit No.       Description
         -----------       -----------

                  10 Amended and Restated Second Loan Agreement with LaSalle Bank N.A. et al, effective as of January 27, 2005



                                 SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2005

                                        ANGELICA CORPORATION



                                        By: /s/ Steven L. Frey
                                           ------------------------------------
                                           Steven L. Frey
                                           Vice President, General Counsel
                                           & Secretary



                                EXHIBIT INDEX


Exhibit No.                            Description
----------                             -----------

   10 Amended and Restated Second Loan Agreement with LaSalle Bank N.A. et al, effective January 27, 2005